EXHIBIT 23.1
                                                                    ------------

                    BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
                          Certified Public Accountants
                               High Ridge Commons
                           200 Haddonfield Berlin Road
                                 Suites 400-403
                           Gibbsboro, New Jersey 08026
                        (856) 346-2828 Fax (856) 346-2882

              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
              ----------------------------------------------------


We hereby consent to the incorporation of our report and by reference as "Experts" in this Registration Statement Post Effective Amendment No. 5 of Trey Resources, Inc. on Form S-8 dated April 19, 2006, of our report dated March 27, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph in Note 14 relating to the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-KSB of Trey Resources, Inc. for the year ended December 31, 2005.

/s/ BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey

April 18, 2006

     MEMBER OF:  AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                 NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS NEW YORK STATE SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS